EXHIBIT (a)(1)(F)

CONTACT US EMAIL HOME Need Help? EMAIL:sanderson@acmepacket.com Welcome to the Acme Packet "Offer to Exchange Certain Outstanding Options for New Options" Website. Please enter your Employee ID and Password. If you have misplaced or did not receive your Employee ID, click here. Employee ID: Password:

LOG OUT CONTACT US EMAIL HOME Need Help? EMAIL:sanderson@acmepacket.com Change Password Exchange Info Exchange Calculator Welcome to the Acme Packet Offer to Exchange Certain Outstanding Options for New Options Website ACME PACKET We are pleased to announce that the Acme Packet Offer to Exchange Certain Outstanding Options for New Options ("Offer") officially launched on July 8, 2009 and will remain open until 11:59 p.m. Eastern Daylight Savings Time on August 5, 2009 (unless we extend the Offer). An option will be deemed to be an “eligible option” if it meets each of the following conditions: (i) The option was granted under the Company’s 2006 Equity Incentive Plan. (ii) The option was granted prior to July 8, 2009 with an exercise price per share greater than or equal to the higher of (a) $11.42 and (b) a price 10% higher than the closing price of our common stock on the expiration date of this Offer. (iii) The option is held by an individual who, on the date of grant of the new option, is a current employee or independent contractor of Acme Packet, Inc. or its subsidiaries (the “Company”). However, executive officers of the Company and members of the Company’s Board of Directors are not eligible to participate. (iv) The option is outstanding on the expiration date of the Offer. The specifics of the program are described in the “Schedule TO - Tender Offer Statement Filed with the SEC” and the related exhibits. The “Schedule TO - Tender Offer Statement Filed with the SEC” is available by clicking on this hyperlink: Schedule TO. We urge you to read the “Schedule TO - Tender Offer Statement Filed with the SEC” and the related exhibits carefully. You may call Susan Anderson, our Stock Plan Administrator at +1 (781) 328-4805 or Andre Normand, our Director of Human Resources at +1 (781) 328-4770 with any questions.

KEY STEPS In order to participate in the Offer, please follow these steps: Please review the following important documents for detailed information on the Offer by clicking on the links below: 1. Offer to Exchange Certain Outstanding Options for New Options 2. Summary of Offer to Exchange Certain Outstanding Options for New Options 3. Electronic Mail from Andy Ory dated July 8, 2009 4. Instructions Forming Part of the Terms and Conditions of the Offer (the “Instructions”) 5. Election Form 6. Agreement to Terms of Election (“Election Agreement”) 7. FAQs 8. Eligible Option Information Sheet Click on the MAKE AN ELECTION button below to proceed with your election. You will need to check the appropriate boxes next to each of your eligible options on the Eligible Option Information Sheet to indicate whether or not you are tendering your eligible options for exchange in accordance with the terms of the Offer. After completing the Eligible Option Information Sheet and Election Form, you will be allowed to review the election you have made with respect to your eligible options. If you are satisfied with your elections, you will proceed to the Election Agreement page. Only after you agree to the Election Agreement will you be directed to the Election Confirmation Statement page. Please print and retain a copy of your Election Confirmation Statement for your records. You will also receive an electronic mail confirming your election. If you do not receive a confirming electronic mail within 2 business days following the date of your election, please contact Susan Anderson at +1 (781) 328-4805. KEY DATES TO REMEMBER The commencement date of the Offer is July 8, 2009. The Offer expires at 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009 (unless we extend the Offer). The eligible options that have been tendered will be cancelled on August 5, 2009 or, if the Offer is extended, the date of the expiration of the Offer. The new options are expected to be granted on August 5, 2009 or, if the Offer is extended, the expiration date of the Offer. MAKE AN ELECTION

Form of Eligible Option Information Sheet

acme packet

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ACME PACKET, INC.

Form of Eligible Option Information Sheet

Name : **ACME PACKET**

Steps to properly complete this Eligible Option Information Sheet

Step 1: Check the box for the eligible option grant you want to exchange.

Step 2: If completing a paper election process, please sign the appropriate election where indicated. If completing via the Offer website, please select "I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION".

Step 3: If completing a paper election process, return along with your Election Form to Susan Anderson no later than 11:59 p.m., Eastern Daylight Savings Time on August 5, 2009 by hand delivery, facsimile or electronic mail. If completing via the offer website, please complete and submit by 11:59 p.m. Eastern Daylight Savings Time on August 5, 2009.

If this sheet is not properly completed, signed and submitted (either electronically or via paper format) with your Election Form, by 11:59 p.m., Eastern Daylight Savings Time on August 5, 2009, your Election Form will be rejected.

Option Grant Number	Option Grant Date	Option Exercise Price (in US Dollars)	Options Eligible for Exchange [1]	Check the box below if you want to Exchange the Grant
70000000	Feb 12, 2007	$16.86	5,000	○ Yes ⦿ No

Estimated Number of New Options that May Be Granted on the Expiration Date At Various Assumed Exercise Prices of: [2]

Option Grant Number	US $7.00	US $7.50	US $8.00	US $8.50	US $9.00	US $9.50	US $10.00	US $10.50	US $11.00	US $11.50	US $12.00	US $12.50	US $13.00	US $13.50	US $14.00
70000000	3,749	3,925	3,947	4,116	4,102	4,256	4,209	4,360	4,497	4,425	4,558	4,682	4,583	4,709	4,827

If completing via a paper election process, please sign as appropriate in the table below and return along with your Election Form to Susan Anderson no later than 11:59 p.m., Eastern Daylight Savings Time on August 5, 2009 by hand delivery, facsimile or electronic mail. If completing via the Offer website, please select "I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION".

TO INDICATE YOUR ELECTION, SIGN ON THE APPROPRIATE SIGNATURE LINE BELOW. Signature I elect to exchange ALL of my eligible options I elect to exchange ONLY my eligible options checked above I do NOT want to exchange ANY of my eligible option [1] Only options granted under the Acme Packet, Inc. 2006 Equity Incentive Plan with an exercise price greater than or equal to the higher of (a) $11.42 and (b) a price at least 10% higher than the closing price of our common stock on the expiration date of this offer will be eligible for exchange. This information sheet lists only your options with exercise prices greater than or equal to $11.42. Each option you elect to tender for exchange must be tendered in whole. If you would like to review all of the options granted to you by Acme Packet, please contact Susan Anderson at +1 (781) 328-4805 or sanderson@acmepacket.com. [2] The number of new options shown in the table are hypothetical examples only and are based on assumptions made as of the date hereof, which may change by the expiration date of this offer. The actual number of new options granted in exchange for tendered eligible options can only be determined based upon the closing price of our common stock on the Nasdaq Global Market on the expiration date of the offer and the factors as of the expiration date of this Offer. The new options granted will be rounded to the nearest whole number on a grant-by-grant basis (with fractional shares greater than or equal to point 5 (0.5) rounded up to the nearest whole share and fractional shares less than point 5 (0.5) rounded down to the nearest whole share). Adjustments to any of the assumptions, such as a change in the volatility of our stock, used to calculate the information in the above table will result in a change to the number of new options that may be granted under the offer. As a result, the number of new options set forth in the table may not represent the actual number of new options that you would receive in the offer. IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE, A VALID, COMPLETED AND SIGNED ELIGIBLE OPTION INFORMATION SHEET AND ELECTION FORM MUST BE RECEIVED (EITHER ELECTRONICALLY OR VIA PAPER FORMAT) BY ACME PACKET BY 11:59 P.M. EASTERN DAYLIGHT SAVINGS TIME ON AUGUST 5, 2009 (UNLESS WE EXTEND THE OFFER). RETURN TO PREVIOUS SCREEN I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION

LOG OUT CONTACT US EMAIL HOME Need Help? EMAIL:sanderson@acmepacket.com Change Password Exchange Info Exchange Calculator ACME PACKET, INC. ELECTION FORM OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS DATED JULY 8, 2009 THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON AUGUST 5, 2009, UNLESS THE OFFER IS EXTENDED. Name : ACME PACKET PLEASE READ CAREFULLY Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including (1) the Offer to Exchange; (2) Summary of Offer to Exchange Certain Outstanding Options for New Options; (3) the electronic mail from Andy Ory dated July 8, 2009; (4) the Instructions Forming Part of the Terms and Conditions of the Offer; (5) the Election Form; (6) Agreement to Terms of Election; (7) FAQs; and (8) the Eligible Option Information Sheet. The Offer is subject to the terms of these documents as they may be amended. The Offer provides eligible employees and independent contractors who hold eligible stock options the opportunity to exchange these options for new options as set forth in Section 2 of the Offer to Exchange. This Offer expires at 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless extended. By electing to exchange my Eligible Option, I understand and agree to all of the following: 1. I tender to Acme Packet for exchange the eligible options specified on the attached Eligible Option Information Sheet and understand that, upon acceptance by Acme Packet, this Election Form will constitute a binding agreement between Acme Packet and me. On the Eligible Option Information Sheet I have checked the box corresponding to the eligible options that I want to exchange. 2. I understand that if I validly tender an eligible option for exchange, and such eligible option is accepted and cancelled, in substantially all cases, I will receive a new option to acquire fewer shares of common stock than were underlying my eligible option at the time of the offer and that I will not know what that new number of shares will be until the offer expires, which is scheduled to be 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009 unless the offer is extended. 3. I understand that the new options issued to me will be unvested at the time it is granted, and will begin to vest on the grant date of the new option, whereby 25% of the new options vesting on the first anniversary of the new grant date, which will be one year from the new grant date, and the remainder vesting ratably on a quarterly basis over the final three years of the vesting period. Thus, no portion of each new option granted will be vested on the new option grant date. Vesting on any date is subject to your continued service to Acme Packet or its subsidiaries through each relevant vesting date. Election Form

4. I understand that each new option will have an exercise price per share equal to the closing price of our common stock as reported on the NASDAQ Global Market on the new option grant date. 5. I understand that the new options will be nonstatutory stock options and that my new options will be granted under Acme Packet’s 2006 Equity Incentive Plan. 6. I understand that the new options will have substantially the same terms and conditions as the eligible options cancelled in this offer, except for the number of shares represented by the new option, the exercise price and the vesting schedule. 7. Acme Packet has advised me to consult with my own advisors as to the consequences of participating or not participating in this offer, including my personal financial, legal and/or tax advisor with any questions regarding the tax consequences of participating in this offer in the context of my own situation. 8. To remain eligible to tender my eligible options for exchange and cancellation pursuant to the offer, I understand that I must remain an eligible optionee and must not have received nor have given a notice of termination prior to the date and time that the offer expires, which is scheduled to be 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless the offer is extended. I understand that if I die or cease providing services to Acme Packet prior to the expiration date of the offer, Acme Packet will not accept my eligible option for cancellation and I or my estate or beneficiaries, as the case may be, will retain my eligible options with their current terms and conditions. 9. I understand that if I cease providing services to Acme Packet before all of the shares represented by the new option vest, I will forfeit any unvested portion of my new option. 10. I understand that neither the ability to participate in the offer nor actual participation in the offer will be construed as a right to continued employment with Acme Packet or any of its subsidiaries. 11. I understand that in accordance with Sections 7 and 16 of the Offer to Exchange, Acme Packet may terminate, modify or amend the offer and postpone its acceptance and cancellation of any eligible option that I have tendered for exchange. In any such event, I understand that the eligible options tendered for exchange but not accepted will remain in effect with its current terms and conditions. 12. I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my eligible option grant at any time until the offer expires as described in the Instructions to this Election Form. I understand that this decision to tender my eligible options will be irrevocable at 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless the offer is extended. 13. I sell, assign and transfer to Acme Packet all right, title and interest in and to the eligible option that I am tendering as specified in the attached Eligible Option Information Sheet, and I agree that I shall have no further right or entitlement to purchase any shares of Acme Packet’s common stock under the tendered eligible option grant on the date Acme Packet accepts such option grant for exchange and cancellation. I understand that my death or incapacity will not affect Acme Packet’s authority to take the actions described in the offer with respect to the eligible option grant that I have tendered for exchange and that has been accepted for cancellation, and such authority will survive my death or incapacity. All of my obligations under this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

14. I agree to all of the terms and conditions of the offer AND HAVE ATTACHED A SIGNED COPY OF THE ELIGIBLE OPTION INFORMATION SHEET. I understand that if I do not include the Eligible Option Information Sheet with this Election Form, I will be deemed to have elected NOT to exchange my eligible stock option. If completing via a paper election process, please sign as appropriate below and return it along with your Eligible Option Information Sheet to Susan Anderson no later than 11:59 p.m. Eastern Daylight Savings Time on August 5, 2009 by hand delivery, facsimile, or electronic mail. If completing via the Offer website, please select “I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION”. Optionee’s Signature Date Optionee’s Name (please print or type) Social Security Number or Tax I.D. Number of Optionee IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE, A VALID, COMPLETED AND SIGNED ELIGIBLE OPTION INFORMATION SHEET AND ELECTION FORM MUST BE RECEIVED (EITHER ELECTRONICALLY OR VIA PAPER FORMAT) BY ACME PACKET BY 11:59 P.M. EASTERN DAYLIGHT SAVINGS TIME ON AUGUST 5, 2009 (UNLESS WE EXTEND THE OFFER). RETURN TO PREVIOUS SCREEN I HAVE READ THE ABOVE AND WANT TO PROCEED WITH MY ELECTION

Election Review LOG OUT CONTACT US EMAIL HOME Need Help? EMAIL:sanderson@acmepacket.com Change Password Exchange Info Exchange Calculator ACME PACKET, INC. ELECTION REVIEW You have made the following elections with respect to your Eligible Options: Option Grant Number Option Grant Date Option Exercise Price (in US Dollars) Options Eligible for Exchange Cancel and Replace Eligible Options? 70000000 Feb 12, 2007 $16.86 5,000 Yes / No Is this information correct? If yes, click PROCEED TO CONFIRMATION to continue. If no, click RETURN TO PREVIOUS SCREEN RETURN TO PREVIOUS SCREEN PROCEED TO CONFIRMATION

Agreement to Terms of Election LOG OUT CONTACT US E MAIL HOME Need Help? EMAIL:sanderson@acmepacket.com Change Password Exchange Info Exchange Calculator ACME PACKET, INC. AGREEMENT TO TERMS OF ELECTION BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS. If you would like to participate in this Offer, please indicate your election by checking the applicable boxes on the Eligible Option Information Sheet and Election Form and if submitting a paper Eligible Option Information Sheet and Election Form, please return the completed and signed Eligible Option Information Sheet and Election Form to Susan Anderson at the Company via hand delivery, facsimile at +1 (781) 998-0096 or electronic mail to sanderson@acmepacket.com before 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless the Offer is extended. You may withdraw this election by submitting a new properly completed and signed Eligible Option Information Sheet and Election Form prior to the expiration date which will be 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless we extend the Offer. By electing to exchange my eligible options, I understand and agree to all of the following: 1. I tender to Acme Packet for exchange the eligible options specified on the attached Eligible Option Information Sheet and understand that, upon acceptance by Acme Packet, this Election Form will constitute a binding agreement between Acme Packet and me. On the Eligible Option Information Sheet I have checked the box corresponding to the eligible options that I want to exchange. 2. I understand that if I validly tender an eligible option for exchange, and such eligible option is accepted and cancelled, in substantially all cases, I will receive a new option to acquire fewer shares of common stock than were underlying my eligible option at the time of the offer and that I will not know what that new number of shares will be until the offer expires, which is scheduled to be 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009 unless the offer is extended. 3. I understand that the new options issued to me will be unvested at the time it is granted, and will begin to vest on the grant date of the new option, whereby 25% of the new options vesting on the first anniversary of the new grant date, which will be one year from the new grant date, and the remainder vesting ratably on a quarterly basis over the final three years of the vesting period. Thus, no portion of each new option granted will be vested on the new option grant date. Vesting on any date is subject to your continued service to Acme Packet or its subsidiaries through each relevant vesting date. 4. I understand that each new option will have an exercise price per share equal to the closing price of our common stock as reported on the NASDAQ Global Market on the new option grant date.

5. I understand that the new options will be nonstatutory stock options and that my new options will be granted under Acme Packet’s 2006 Equity Incentive Plan. 6. I understand that the new options will have substantially the same terms and conditions as the eligible options cancelled in this offer, except for the number of shares represented by the new option, the exercise price and the vesting schedule. 7. Acme Packet has advised me to consult with my own advisors as to the consequences of participating or not participating in this offer, including my personal financial, legal and/or tax advisor with any questions regarding the tax consequences of participating in this offer in the context of my own situation. 8. To remain eligible to tender my eligible options for exchange and cancellation pursuant to the offer, I understand that I must remain an eligible optionee and must not have received nor have given a notice of termination prior to the date and time that the offer expires, which is scheduled to be 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless the offer is extended. I understand that if I die or cease providing services to Acme Packet prior to the expiration date of the offer, Acme Packet will not accept my eligible option for cancellation and I or my estate or beneficiaries, as the case may be, will retain my eligible options with their current terms and conditions. 9. I understand that if I cease providing services to Acme Packet before all of the shares represented by the new option vest, I will forfeit any unvested portion of my new option. 10. I understand that neither the ability to participate in the offer nor actual participation in the offer will be construed as a right to continued employment with Acme Packet or any of its subsidiaries. 11. I understand that in accordance with Sections 7 and 16 of the Offer to Exchange, Acme Packet may terminate, modify or amend the offer and postpone its acceptance and cancellation of any eligible option that I have tendered for exchange. In any such event, I understand that the eligible options tendered for exchange but not accepted will remain in effect with its current terms and conditions. 12. I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my eligible options at any time until the offer expires as described in the Instructions to this Election Form. I understand that this decision to tender my eligible options will be irrevocable at 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009, unless the offer is extended. 13. I sell, assign and transfer to Acme Packet all right, title and interest in and to the eligible option that I am tendering as specified in the attached Eligible Option Information Sheet, and I agree that I shall have no further right or entitlement to purchase any shares of Acme Packet’s common stock under the tendered eligible option grant on the date Acme Packet accepts such option grant for exchange and cancellation. I understand that my death or incapacity will not affect Acme Packet’s authority to take the actions described in the offer with respect to the eligible option grant that I have tendered for exchange and that has been accepted for cancellation, and such authority will survive my death or incapacity. All of my obligations under this Election Form will be binding upon my heirs, personal representatives, successors and assigns. 14. I agree to all of the terms and conditions of the offer AND HAVE ATTACHED A SIGNED COPY OF THE ELIGIBLE OPTION INFORMATION SHEET. I understand that if I do not include the Eligible Option Information Sheet with this Election Form, I will be deemed to have elected NOT to exchange my eligible stock option.

If completing via a paper election process, please sign as appropriate and return your Election Form and Eligible Option Information Sheet to Susan Anderson no later than 11:59 p.m. Eastern Daylight Savings Time on August 5, 2009 by hand delivery, facsimile, or electronic mail below. If completing via the offer website, please select “I AGREE”. I understand that neither Acme Packet nor the Board of Directors of Acme Packet is making any recommendation as to whether I should amend or refrain from exchanging my eligible options, and that I must make my own decision whether to tender my eligible options, taking into account my own personal circumstances and preferences. I understand that the exchanged options may decline in value when I decide to exercise such options. I further understand that past and current market prices of Acme Packet common stock may provide little or no basis for predicting what the market price of Acme Packet common stock will be when Acme Packet grants me new options in exchange for my tendered eligible options or at any other time in the future. Email Address: ACMEPACKET@ACMEPACKET.COM RETURN TO PREVIOUS SCREEN I AGREE

LOG OUT CONTACT US E MAIL HOME Need Help? EMAIL:sanderson@acmepacket.com Change Password Exchange Info Exchange Calculator ACME PACKET, INC. PRINT CONFIRMATION Name : ACME PACKET Date : 7/7/2009 4:18:49 PM EDT Your election has been recorded as follows: Option Grant Number Option Grant Date Option Exercise Price (in US Dollars) Options Eligible for Exchange Cancel and Replace Eligible Options? 70000000 Feb 12, 2007 $16.86 5,000 No PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within two business days after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to sanderson@acmepacket.com. If you believe you have MADE AN ELECTION but have not received a Print Confirmation or have not received an Election Confirmation Statement via email, please contact Susan Anderson at +1 (781) 328-4805 or sanderson@acmepacket.com. If we do not receive a properly completed and duly executed Eligible Option Information Sheet and Election Form (either electronically through the Offer website or through a paper Election Form and paper Eligible Option Information Sheet) from you before the expiration of the Offer, we will not accept your eligible options for exchange and such eligible options will not be exchanged pursuant to this Offer. PRINT A CONFIRMATION LOGOUT RETURN TO MAKE AN ELECTION Printable Confirmation

Home ACME PACKET, INC. Option Grant Number Option Grant Date Option Exercise Price (in US Dollars) Options Eligible for Exchange Cancel and Replace Eligible Options? 70000000 Feb 12, 2007 $16.86 5,000 No If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records. VBScript: Confirm Print Have you printed the Confirmation Page? If you have not, select “No” and then “Yes” on the next screen. Then, print this page by either pressing CTRL+P on the keyboard or select the Print option from your browser’s File Menu. Yes No Your election has been recorded as follows: Confirm Print popup

VBScript: Confirm Print We strongly recommend you Print a Confirmation before leaving this page. To print this page press CTRL+P on the keyboard or select the Print Option from your browser’s File Menu. If you want to stay at this page click Yes. If you want to continue with your action click No. Yes No Change Password LOG OUT CONTACT US E MAIL HOME Need Help? EMAIL: sanderson@acmepacket.com Change Password Exchange Info Exchange Calculator To change your password, enter your User ID, Old Password, New Password, Re-enter New Password and Click on the Update button. The password has a maximum limit of 9 characters and it can be a combination of letters and/or digits only. Enter User ID: Enter Old Password: Enter New Password: Re-enter New Password: Update Exchange Information

LOG OUT CONTACT US E MAIL HOME Need Help? EMAIL: sanderson@acmepacket.com Change Password Exchange Info Exchange Calculator ACME PACKET, INC. EXCHANGE INFORMATION Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) Summary of Offer to Exchange Certain Outstanding Options for New Options; (3) the Electronic Email from Andy Ory dated July 8, 2009; (4) the Instructions Forming Part of the Terms and Conditions of the Offer; (5) the Election Form; (6) the Agreement to Terms of Election; (7) FAQs; and (8) the Eligible Option Information Sheet before making and election. These documents are available by clicking on the links below. The Offer is subject to the terms of these documents as they may be amended. The Offer provides eligible employees and independent contractors who hold eligible stock options the opportunity to exchange these options for new options as set forth in Section 2 of the Offer to Exchange. This Offer expires at 11:59 p.m., Eastern Daylight Savings Time, on August 5, 2009 unless extended. Offer To Exchange Certain Outstanding Options for New Options Summary of Offer to Exchange Certain Outstanding Options for New Options Elections Mail from Andy Ory dated July 8, 2009. Instructions Forming Part of the Terms and Conditions of the Offer Election Form Agreement to Terms of Election FAQs Eligible Option Information Sheet MAKE AN ELECTION RETURN TO HOME PAGE Exchange Calculator

Exchange Calculator Breakeven Calculator - Windows Internet Explorer Exchange Calculator Estimated number of new options I would receive for my eligible options Step 1: Select eligible grant ID 70000000 Exercise price of eligible option (US $) 16.86 Number of shares in eligible option 5000 Step 2: Enter potential exercise price of new option (US $) 7 Press to calculate CALCULATE Exchange ration based on eligible grant ID selected in Step 1 New option shares RESET Based on Exchange Ratios Included in the Tender Offer. Subject to change. For illustration purposes only. Important Legal Notification : The Exchange Calculator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the Offer. The simulations are hypothetical only, are subject to change, and do not reflect your personal tax or financial circumstances. You should consult your financial, legal and/or tax advisors for the details on your specific situation. Additionally, in the Exchange Calculator, Acme Packet, Inc. makes no forecast or projection regarding the exercise price of New Options that will be granted in the Offer or as to the future market price of Acme Packet, Inc. common stock, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Exchange Calculator.

Contact US LOG OUT CONTACT US E MAIL HOME Need Help? EMAIL: sanderson@acmepacket.com Change Password Exchange Info Exchange Calculator ACME PACKET, INC. CONTACT INFORMATION For assistance with Offer to Exchange Certain Outstanding Options for New Options, please contact: NAME: Susan Anderson, Stock Plan Administrator PHONE: +1 (781) 328-4805 EMAIL: sanderson@acmepacket.com All inquiries will be responded to by the end of the following business day.